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                      Shopko Stores, Inc. and Subsidiaries
              Exhibit 11 - Computation of Earnings Per Common and
                            Common Equivalent Share
                     (In Thousands, Except Per Share Data)


                                              First Quarters as of                      Fiscal Years Ended
                                         -------------------------------------------------------------------------------
                                           June 15          June 17        February 24,     February 25,    February 26,
                                             1996             1995             1996            1995            1994
                                          (16 Weeks)       (16 Weeks)       (52 Weeks)      (52 Weeks)      (52 Weeks)
                                         -------------------------------------------------------------------------------
PRIMARY:
Net earnings                             $    5,759       $    5,368       $   38,439       $  37,790       $  32,122
                                         ==========       ==========       ==========       =========       =========
Weighted average number of
  outstanding common shares                  32,020           32,005           32,005          32,014          32,001

Number of common shares
  issuable assuming exercise
  of stock options                              411                6               51               4
                                         ----------       ----------       ----------       ---------       ---------

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming primary                           32,431           32,011           32,056          32,018          32,001
                                         ==========       ==========       ==========       =========       =========

Net earnings per common
  share - primary (1)                    $     0.18       $     0.17       $     1.20       $    1.18       $    1.00
                                         ==========       ==========       ==========       =========       =========

FULLY DILUTED:
Net earnings                             $    5,759       $    5,368       $   38,439       $  37,790       $  32,122
                                         ==========       ==========       ==========       =========       =========

Weighted average number of
  outstanding common shares                  32,020           32,005           32,005          32,014          32,001

Number of common shares
  issuable assuming exercise
  of stock options                              625               11               73               4               8
                                         ----------       ----------       ----------       ---------       ---------

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                     32,645           32,016           32,078          32,018          32,009
                                         ==========       ==========       ==========       =========       =========

Net earnings per common
  share - assuming full dilution (1)     $     0.18       $     0.17       $     1.20       $    1.18       $    1.00
                                         ==========       ==========       ==========       =========       =========

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.